UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	73-1564280
(State or other jurisdiction of incorporation or organization)	File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibits referenced therein is being furnished pursuant to Item 2.02 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On April 21, 2005, the Partnership announced via press release its earnings and operating results for the quarter ended March 31, 2005. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

On April 20, 2005, Alliance Resource Partners, L.P. (the “Partnership”) adopted Amendment No.1 (“Amendment No.1”) which amends the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The effective date of Amendment No.1 is January 1, 2005. Amendment No.1 amends the provisions of the Partnership Agreement relating to priority allocations of gross income or gain with respect to the holders of incentive distribution rights and the general partners. Amendment No.1 provides that, in addition to allocating this gross income or gain to the holders of incentive distribution rights in an amount equal to the incentive distributions received by such holders, a certain additional portion of gross income or gain should be allocated to the general partners of the Partnership. A copy of Amendment No.1 is attached to this Form 8-K as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

3.1	Amendment No.1 dated as of April 20, 2005 to the First Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.

99.1	Alliance Resource Partners, L.P. press release dated as of April 21, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: April 21, 2005

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